UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 22, 2016

POWIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction	Commission	IRS Employer
of incorporation	File Number	Identification

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-            Registrant’s Business and Operations

Item 1.01             Entry into Material Definitive Agreement

Pursuant to the terms of a Transfer Agreement dated July 22, 2016, the Company transferred to Joseph Lu all of the common stock held by the Company in Q Pacific Corporation, Q Pacific Manufacturing Corporation and Powin Industries S.A. de CD and any related assets and liabilities related to such corporations (“Transferred Corporations”).  In exchange, Joseph Lu assumed the liabilities pertaining to the Transferred Corporations including the assumption and cancellation of the Company’s August 2015 Preferred Stock having an aggregate face value of approximately $7,500,000. In addition, Mr. Lu agreed to hold the Company harmless from any debts, obligations and liabilities of the Transferred Corporations set forth in the Company’s report in Form 10-Q for the quarterly period ended March 31, 2016.

In the event that the appraised value of the Transferred Corporations exceeds the total liabilities of the Transferred Corporations assumed by Mr. Lu and the value of the August 2015 Preferred Stock, Mr. Lu will pay to the Company such excess.

The foregoing description of the  Transfer Agreement is qualified in its entirety by reference to the Transfer Agreement filed as Exhibit 10.1 to this Report and is hereby incorporated by reference into this Item 1.01.

Section 2-            Financial Information

Item 2.01             Acquisition or Disposition of Assets

The disclosures under Item 1.01 are incorporated into this Item 2.01 by reference.

Section 9-            Financial Statements and Exhibits

 Item    9.01         Exhibits

Exhibit No.	Description

10.01	Transfer Agreement dated July 22, 2016 by and between Powin Corporation and Joseph Lu

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN CORPORATION
Dated: July 26, 2016	By: /s/ Joseph Lu
Chief Executive Officer